As filed with the Securities and Exchange Commission on March 30, 2010

Registration No. 333-151783

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7
TO THE
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA LOGISTICS GROUP, INC.
(Name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation or organization)

7389
(Primary Standard Industrial Classification Code Number)

65-1001686
(I.R.S. Employer Identification Number)

23 F. Gutai Beach Building No. 969
Zhongshan Road South
Shanghai, China 200011
86-21-63355100
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Mr. Wei Chen
CEO and President
China Logistics Group, Inc.
23 F. Gutai Beach Building No. 969
Zhongshan Road South
Shanghai, China 200011
86-21-63355100
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:
James M. Schneider, Esq.
Schneider Weinberger & Beilly LLP
2200 Corporate Boulevard N.W.
Suite 210
Boca Raton, Florida 33431
telephone (561) 362-9595
telecopier (561) 362-9612

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:
Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
OTHER INFORMATION

Item 16.                      Exhibits and Financial Statement Schedules.

The following documents are filed as a part of this registration statement or are incorporated by reference to previous filings, if so indicated:

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Articles of Amendment (1)
3.3	Articles of Amendment (5)
3.4	Articles of Amendment (2)
3.5	Form of Articles of Amendment (10)
3.6	Bylaws (1)
4.1	Trilogy Capital Partners, Inc. Warrant Agreement dated June 1, 2006(3)
4.2	Form of common stock purchase warrant issued to Mr. Chen (12)
4.3	Form of common stock purchase warrant issued in the 2008 Unit Offering (13)
5.1	Opinion of Schneider Weinberger & Beilly LLP **
10.1	Debt Conversion Agreement with David Aubel dated December 3, 2005 (4)
10.2	Amendment to Debt Conversion Agreement with David Aubel dated May 15, 2006 (6)
10.3	Consulting and Management Agreement dated May 22, 2007 with China Direct Investments, Inc. (7)
10.4	Consulting and Management Agreement dated September 5, 2007 with Capital One Resource Co., Ltd (8)
10.5	Acquisition Agreement dated as of December 31, 2007 between MediaREADY, Inc., Shandong Jiajia International Freight & Forwarding (Logistics Co.) Ltd., and Messrs. Hui Liu and Wei Chen (2)
10.6	Finder's Agreement dated as of December 31, 2007 between MediaREADY, Inc. and Dragon Venture (Shanghai) Capital Management Co., Ltd. (2)
10.7	Consulting Agreement dated as of December 31, 2007 between MediaREADY, Inc. and China Direct, Inc. (2)
10.8	Form of Amendment to Acquisition Agreement dated as of January 28, 2008 between MediaREADY, Inc., Shandong Jiajia International Freight & Forwarding Ltd., and Messrs. Hui Liu and Wei Chen (9)
10.9	Form of Amendment to Finder's Agreement dated as of January 28, 2008 between MediaREADY, Inc. and Dragon Venture (Shanghai) Capital Management Co., Ltd. (9)
10.10	Form of Amendment to Acquisition Agreement dated as of March 13, 2008 between MediaREADY, Inc., Shandong Jiajia International Freight & Forwarding Ltd., and Messrs. Hui Liu and Wei Chen (11)
10.11	Lease Agreement between China Logistics Group, Inc. and ETI International, Inc.*
10.12	Form of Subscription Agreement for 2008 Unit Offering (13)
10.13	Lease Agreement between Wei Chen and Shandong Jiajia International Freight & Forwarding Co., Ltd. (14)
10.14	Lease Agreement dated December 31, 2008 between Shandong Jiajia International Freight & Forwarding Co., Ltd. and Shandong Import & Export Co., Ltd. *
10.15	Assumption Agreement dated December 31, 2007 between David Aubel and MediaReady, Inc. *
10.16	Conversion Agreement dated March 20, 2008 between V. Jeffrey Harrell and China Logistics Group, Inc. (16)
10.17	Conversion Agreement dated March 20, 2008 between David Aubel and China Logistics Group, Inc. (16)
10.18	Form of promissory note in the principal amount of $561,517.27 dated January 1, 2003 issued by Video Without Boundaries, Inc. to Mr. David Aubel (15)

10.19	Form of Security Agreement dated May 23, 2001 between Valuesales.com, Inc. and Mr. David Aubel (15)
10.20	Promissory note from Shanghai Yudong Logistics Co., Ltd. to Shandong Jiajia International Freight & Forwarding Co., Ltd., dated March 30, 2009 (17)
10.21	Lease Agreement expiring May 2010 between Wei Chen and Shandong Jiajia International Freight & Forwarding Co., Ltd. *
10.22	Employment Agreement effective as of October 12, 2009 between China Logistics Group, Inc. and Yuan Huang (18)
14.1	Code of Business Conduct and Ethics (12)
21.1	Subsidiaries of the Registrant (12
23.1	Consent of Sherb & Co. LLP *
23.2	Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1) **

*	previously filed
**	filed herewith

(1)	Incorporated by reference to the registration statement on Form 10-SB, SEC File No. 0-31497, as filed with the Securities and Exchange Commission on September 11, 2000, as amended.
(2)	Incorporated by reference to the Current Report on Form 8-K as filed on January 7, 2008.
(3)	Incorporated by reference to the Current Report on Form 8-K as filed on June 2, 2006.
(4)	Incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.
(5)	Incorporated by reference to the Current Report on Form 8-K as filed on September 27, 2006.
(6)	Incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended September 30, 2006.
(7)	Incorporated by reference to the Current Report on Form 8-K as filed on May 23, 2007.
(8)	Incorporated by reference to the Current Report on Form 8-K as filed on September 10, 2007.
(9)	Incorporated by reference to the Current Report on Form 8-K as filed on January 31, 2008.
(10)	Incorporated by reference to the definitive information statement on Schedule 14C as filed on February 14, 2008.
(11)	Incorporated by reference to the Current Report on Form 8-K as filed on March 18, 2008.
(12)	Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2007.
(13)	Incorporated by reference to the Current Report on Form 8-K as filed on April 24, 2008.
(14)	Incorporated by reference to the Quarterly Report on Form 10-Q/A (Amendment No. 1) for the period ended June 30, 2008.
(15)	Incorporated by reference to the Quarterly Report on Form 10-Q for the period ended September 30, 2008.
(16)	Incorporated by reference to the Quarterly Report on Form 10-Q/A (Amendment No. 1) for the period ended March 31, 2008.
(17)	Incorporated by reference to the Quarterly Report on Form 10-Q for the period ended March 31, 2009.
(18)	Incorporated by reference to the Current Report on Form 8-K as filed on October 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shanghai, China on March 30, 2010.

China Logistics Group, Inc.

By: /s/ Wei Chen
Wei Chen, Chairman, Chief Executive Officer and President (principal executive officer)

By: /s/ Yuan Huang
Yuan Huang, Chief Financial Officer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Wei Chen	Chairman of the Board, Chief Executive Officer, President,	March 30, 2010
Wei Chen	Secretary, Treasurer, principal executive financial

/s/ Yuan Huang	Chief Financial Officer, principal financial and accounting officer	March 30, 2010
Yuan Huang

/s/ Hui Liu	Director	March 30, 2010
Hui Liu